Exhibit 99.1
Third Point Re Reports Second Quarter 2015 Earnings Results

Net Income of $15.7 million, or $0.15 per Diluted Common Share
Combined Ratio of 107.8% for the Property and Casualty Segment
HAMILTON, Bermuda, August 5, 2015, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its second quarter ended June 30, 2015.
Third Point Re reported net income of $15.7 million, or $0.15 per diluted common share, for the second quarter of 2015, compared with net income of $31.3 million, or $0.29 per diluted common share, for the second quarter of 2014, a decrease of 49.9%. For the six months ended June 30, 2015, Third Point Re reported net income of $66.1 million, or $0.62 per diluted common share compared with net income of $71.1 million, or $0.66 per diluted common share, for the six months ended June 30, 2014, a decrease of 6.9%.
For the three months ended June 30, 2015, diluted book value per share increased by $0.15 per share, or 1.1%, to $14.12 per share from $13.97 per share as of March 31, 2015. For the six months ended June 30, 2015, diluted book value per share increased by $0.57 per share, or 4.2%, to $14.12 per share from $13.55 per share as of December 31, 2014.
“During the second quarter, we continued to build out our reinsurance platform in the U.S. and generated significant growth in premiums primarily from our new U.S. focused reinsurance company. Although our combined ratio was elevated in the quarter due to $3.2 million of losses from weather activity in Texas and $2.0 million of adverse reserve development, we remain committed to our goal of underwriting profitability,” commented John Berger, Chairman and Chief Executive Officer. “In the second quarter, we generated premiums written of $184.3 million, an increase of 26.7%, and we continued to develop a strong pipeline of new business.  Our investment manager, Third Point LLC, continued to outperform the broader market indices this year producing a 1.7% return on our investment portfolio for the quarter and 4.8% for the year.”
The following table shows certain key financial metrics for the three and six months ended June 30, 2015 and 2014:

	Three months ended		Six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
	(In millions, except for per share data and ratios)
Gross premiums written	$184.3	$145.5	$397.7	$233.1
Net premiums earned	$120.6	$78.8	$259.7	$152.0
Net underwriting loss (1) (2)	$(9.4)	$(2.1)	$(13.2)	$(7.2)
Combined ratio (1) (2)	107.8%	102.7%	105.1%	104.9%
Net investment return on investments managed by Third Point LLC	1.7%	2.3%	4.8%	5.5%
Net investment income	$38.6	$40.5	$103.5	$90.5
Net investment income on float (3)	$9.8	$6.3	$28.4	$13.6
Net income	$15.7	$31.3	$66.1	$71.1
Diluted earnings per share	$0.15	$0.29	$0.62	$0.66
Growth in diluted book value per share (3)	1.1%	2.2%	4.2%	4.6%
Return on beginning shareholders’ equity (3)	1.0%	2.2%	4.6%	5.1%
Net investments managed by Third Point LLC (4)	$2,157.9	$1,802.2	$2,157.9	$1,802.2

(1)	Property and Casualty Reinsurance segment only.

(2)	See the accompanying Segment Reporting for a calculation of net underwriting loss and combined ratio.

(3)
Net investment income on float, diluted book value per share and return on beginning shareholders’ equity are non-GAAP financial measures. See the accompanying Reconciliation of Non-GAAP Measures and Key Performance Indicators for an explanation and calculation of net investment income on float, diluted book value per share and return on beginning shareholders’ equity.

(4)	Prior year comparative represents amount at December 31, 2014.

Segment Highlights
Property and Casualty Reinsurance Segment
Gross premiums written increased by $43.8 million, or 31.2%, to $184.2 million for the three months ended June 30, 2015 from $140.4 million for three months ended June 30, 2014. Gross premiums written increased by $175.0 million, or 78.6%, to $397.6 million for the six months ended June 30, 2015 from $222.6 million for six months ended June 30, 2014. The increase in premiums for the three and six months ended June 30, 2015 compared to the three and six months ended June 30, 2014 was primarily due to new business written in 2015, which was predominantly written by our new U.S. office where we have seen additional opportunities as a result of our U.S. presence, and contracts that renewed in 2015 that did not have comparable premiums in the 2014 periods. The increase in premiums in both periods was partially offset by contracts that we made a decision not to renew due to changes in pricing and/or terms and conditions. Since Third Point Re focuses on large transactions, which in some cases may not renew, period over period comparisons of gross premiums written may not be meaningful.
Net premiums earned for the three months ended June 30, 2015 increased by $42.9 million, or 55.4%, to $120.4 million. Net premiums earned for the six months ended June 30, 2015 increased by $109.7 million, or 73.2%, to $259.5 million. The results for the three and six months ended June 30, 2015 reflect net premiums earned on a larger in-force underwriting portfolio compared to the three and six months ended June 30, 2014.
The net underwriting loss from our property and casualty reinsurance segment for the three months ended June 30, 2015 and 2014 was $9.4 million and $2.1 million, respectively. The net underwriting loss from our property and casualty reinsurance segment for the six months ended June 30, 2015 and 2014 was $13.2 million and $7.2 million, respectively. The combined ratio for the three months ended June 30, 2015 was 107.8%, compared to 102.7% for the three months ended June 30, 2014. The combined ratio for the six months ended June 30, 2015 was 105.1%, compared to 104.9% for the six months ended June 30, 2014.
The net underwriting loss and combined ratio for the three and six months ended June 30, 2015 included a $3.2 million loss related to windstorms and other weather activity that took place in the state of Texas in the second quarter. In addition, we recorded an increase in the net underwriting loss of $2.0 million and $3.0 million for the three and six months ended June 30, 2015, respectively, related to development of prior years contracts. This compares to $0.3 million decrease in the net underwriting loss for the three months ended June 30, 2014 and $1.6 million increase in net underwriting loss for the six months ended June 30, 2014. These increases to the combined ratio compared to the prior year periods were partially offset by a lower general and administrative expense ratio due to proportionately higher net premiums earned.
Catastrophe Risk Management
The Catastrophe Risk Management segment includes the combined results of Third Point Reinsurance Opportunities Fund Ltd. (the “Catastrophe Fund”), Third Point Reinsurance Investment Management Ltd., and Third Point Re Cat Ltd. (the “Catastrophe Reinsurer”). In December 2014, The Company announced that it would no longer accept investments in the Catastrophe Fund, that no new business would be written in the Catastrophe Reinsurer and that the Company would be redeeming all existing investments in the Catastrophe Fund. Despite the Catastrophe Fund’s solid investment returns from its inception, the Company is winding it down due to challenging market conditions and competition with other collateralized reinsurance and insurance-linked securities vehicles. Catastrophe reinsurance pricing and the fees available to manage catastrophe risk have decreased significantly in the past two years.
Net assets under management for the Catastrophe Fund were $26.5 million as of June 30, 2015 compared to $119.7 million as of December 31, 2014. During the six months ended June 30, 2015, the Catastrophe Fund distributed $93.2 million (Third Point Re’s share - $46.3 million).
Investments
For the three months ended June 30, 2015, Third Point Re recorded net investment income of $38.6 million, compared to $40.5 million for the three months ended June 30, 2014. The return on investments managed by the Company’s investment manager, Third Point LLC, was 1.7% for the three months ended June 30, 2015 compared to 2.3% for the three months ended June 30, 2014.
For the six months ended June 30, 2015, Third Point Re recorded net investment income of $103.5 million, compared to $90.5 million for the six months ended June 30, 2014. The return on investments managed by the Company’s investment manager, Third Point LLC, was 4.8% for the six months ended June 30, 2015 compared to 5.5% for the six months ended June 30, 2014.
The net investment results for the three and six months ended June 30, 2015 were largely attributable to performance in Third Point LLC’s equity and structured credit strategies. The returns generated by our investment portfolio will vary based on a number of factors, including the overall markets, individual security selection, and allocation of exposure by the manager across strategies.

Net investment income for the three and six months ended June 30, 2015 benefited from higher average investments managed by Third Point LLC compared to the prior year period due to the float generated by the Company’s reinsurance operations and the proceeds from the issuance of $115.0 million senior notes during the first quarter.
Conference Call Details
The Company will hold a conference call to discuss its second quarter 2015 results at 8:30 a.m. Eastern Time on August 6, 2015. The call will be webcast live over the Internet from the Company’s website at www.thirdpointre.bm under “Investors”. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call is also available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international). Participants should ask for the Third Point Reinsurance Ltd. second quarter earnings conference call.
A replay of the live conference call will be available approximately three hours after the call. The replay will be available on the Company’s website or by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay passcode 13614718. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on August 13, 2015.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) limited historical information about the Company; (ii) operational structure currently is being developed; (iii) fluctuation in results of operations; (iv) more established competitors; (v) losses exceeding reserves; (vi) downgrades or withdrawal of ratings by rating agencies; (vii) dependence on key executives; (viii) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (ix) potential inability to pay dividends; (x) inability to service the Company’s indebtedness; (xi) limited cash flow and liquidity due to indebtedness; (xii) unavailability of capital in the future; (xiii) fluctuations in market price of the Company’s common shares; (xiv) dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting; (xv) suspension or revocation of reinsurance licenses; (xvi) potentially being deemed an investment company under United States federal securities law; (xvii) potential characterization of Third Point Re and/or Third Point Reinsurance Company Ltd. as a passive foreign investment company; (xviii) future strategic transactions such as acquisitions, dispositions, merger or joint ventures; (xix) dependence on Third Point LLC to implement the Company’s investment strategy; (xx) termination by Third Point LLC of the investment management agreements; (xxi) risks associated with the Company’s investment strategy being greater than those faced by competitors; (xxii) increased regulation or scrutiny of alternative investment advisers affecting the Company’s reputation; (xxiii) the Company potentially becoming subject to United States federal income taxation; (xxiv) the Company potentially becoming subject to United States withholding and information reporting requirements under the Foreign Account Tax Compliance Act provisions; and (xxv) other risks and factors listed under “Risk Factors” in our most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including net investment income on float, book value per share, diluted book value per share and return on beginning shareholders’ equity, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd., writes property and casualty reinsurance business.  Third Point Reinsurance Company Ltd. was incorporated in October 2011 and commenced underwriting business on January 1, 2012. Third Point Reinsurance (USA) Ltd. was incorporated in November 2014 and commenced underwriting business in February 2015. Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd. each have an “A-” (Excellent) financial strength rating from A.M. Best Company, Inc.

Contact
Third Point Reinsurance Ltd.
Manoj Gupta - Head of Investor Relations and Business Development
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of June 30, 2015 and December 31, 2014
(expressed in thousands of U.S. dollars, except per share and share amounts)

	June 30, 2015	December 31, 2014
Assets
Equity securities, trading, at fair value (cost - $1,200,233; 2014 - $1,078,859)	$1,332,489	$1,177,796
Debt securities, trading, at fair value (cost - $776,960; 2014 - $546,933)	801,725	569,648
Other investments, at fair value	72,699	83,394
Total investments in securities and commodities	2,206,913	1,830,838
Cash and cash equivalents	46,800	28,734
Restricted cash and cash equivalents	589,231	417,307
Due from brokers	263,440	58,241
Securities purchased under an agreement to sell	17,963	29,852
Derivative assets, at fair value	27,995	21,130
Interest and dividends receivable	5,508	2,602
Reinsurance balances receivable	291,226	303,649
Deferred acquisition costs, net	180,452	155,901
Unearned premiums ceded	1,226	—
Loss and loss adjustment expenses recoverable	184	814
Other assets	5,923	3,512
Total assets	$3,636,861	$2,852,580
Liabilities and shareholders’ equity
Liabilities
Accounts payable and accrued expenses	$12,356	$10,085
Reinsurance balances payable	32,662	27,040
Deposit liabilities	147,161	145,430
Unearned premium reserves	571,580	433,809
Loss and loss adjustment expense reserves	312,945	277,362
Securities sold, not yet purchased, at fair value	151,115	82,485
Securities sold under an agreement to repurchase	10,992	—
Due to brokers	681,280	312,609
Derivative liabilities, at fair value	19,139	11,015
Performance fee payable to related party	25,059	—
Interest and dividends payable	3,678	697
Senior notes payable, net of deferred costs	113,290	—
Total liabilities	2,081,257	1,300,532
Commitments and contingent liabilities
Shareholders’ equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (par value $0.10; authorized, 300,000,000; issued and outstanding, 105,262,341 (2014: 104,473,402))	10,526	10,447
Additional paid-in capital	1,073,369	1,065,489
Retained earnings	442,109	375,977
Shareholders’ equity attributable to shareholders	1,526,004	1,451,913
Non-controlling interests	29,600	100,135
Total shareholders’ equity	1,555,604	1,552,048
Total liabilities and shareholders’ equity	$3,636,861	$2,852,580

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the three and six months ended June 30, 2015 and 2014
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended		Six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenues
Gross premiums written	$184,342	$145,508	$397,676	$233,095
Gross premiums ceded	(1,425)	—	(1,477)	—
Net premiums written	182,917	145,508	396,199	233,095
Change in net unearned premium reserves	(62,339)	(66,758)	(136,546)	(81,083)
Net premiums earned	120,578	78,750	259,653	152,012
Net investment income	38,611	40,485	103,529	90,520
Total revenues	159,189	119,235	363,182	242,532
Expenses
Loss and loss adjustment expenses incurred, net	76,053	44,409	157,799	90,668
Acquisition costs, net	47,498	29,583	102,155	55,014
General and administrative expenses	14,267	9,549	25,975	19,574
Other expenses	2,315	1,020	5,016	1,807
Interest expense	2,052	—	3,088	—
Foreign exchange losses (gains)	139	—	(54)	—
Total expenses	142,324	84,561	293,979	167,063
Income before income tax expense	16,865	34,674	69,203	75,469
Income tax expense	(708)	(2,375)	(2,013)	(2,375)
Income including non-controlling interests	16,157	32,299	67,190	73,094
Income attributable to non-controlling interests	(495)	(1,007)	(1,058)	(2,023)
Net income	$15,662	$31,292	$66,132	$71,071
Earnings per share
Basic	$0.15	$0.30	$0.63	$0.68
Diluted	$0.15	$0.29	$0.62	$0.66
Weighted average number of common shares used in the determination of earnings per share
Basic	103,927,761	103,264,616	103,837,545	103,264,616
Diluted	106,696,874	106,433,881	106,425,347	106,505,715

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three months ended June 30, 2015
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$184,191	$151	$—	$184,342
Gross premiums ceded	(1,425)	—	—	(1,425)
Net premiums written	182,766	151	—	182,917
Change in net unearned premium reserves	(62,384)	45	—	(62,339)
Net premiums earned	120,382	196	—	120,578
Expenses
Loss and loss adjustment expenses incurred, net	76,053	—	—	76,053
Acquisition costs, net	47,475	23	—	47,498
General and administrative expenses	6,242	198	7,827	14,267
Total expenses	129,770	221	7,827	137,818
Net underwriting loss	(9,388)	n/a	n/a	n/a
Net investment income	9,790	43	28,778	38,611
Other expenses	(2,315)	—	—	(2,315)
Interest expense	—	—	(2,052)	(2,052)
Foreign exchange losses	—	—	(139)	(139)
Income tax expense	—	—	(708)	(708)
Segment income including non-controlling interests	(1,913)	18	18,052	16,157
Segment income attributable to non-controlling interests	—	(64)	(431)	(495)
Segment income (loss)	$(1,913)	$(46)	$17,621	$15,662
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	63.2%
Acquisition cost ratio	39.4%
Composite ratio	102.6%
General and administrative expense ratio	5.2%
Combined ratio	107.8%

	Six months ended June 30, 2015
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$397,574	$102	$—	$397,676
Gross premiums ceded	(1,477)	—	—	(1,477)
Net premiums written	396,097	102	—	396,199
Change in net unearned premium reserves	(136,598)	52	—	(136,546)
Net premiums earned	259,499	154	—	259,653
Expenses
Loss and loss adjustment expenses incurred, net	157,799	—	—	157,799
Acquisition costs, net	102,138	17	—	102,155
General and administrative expenses	12,809	431	12,735	25,975
Total expenses	272,746	448	12,735	285,929
Net underwriting loss	(13,247)	n/a	n/a	n/a
Net investment income	28,365	68	75,096	103,529
Other expenses	(5,016)	—	—	(5,016)
Interest expense	—	—	(3,088)	(3,088)
Foreign exchange gains	—	—	54	54
Income tax expense	—	—	(2,013)	(2,013)
Segment income (loss) including non-controlling interests	10,102	(226)	57,314	67,190
Segment loss (income) attributable to non-controlling interests	—	16	(1,074)	(1,058)
Segment income (loss)	$10,102	$(210)	$56,240	$66,132
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	60.8%
Acquisition cost ratio	39.4%
Composite ratio	100.2%
General and administrative expense ratio	4.9%
Combined ratio	105.1%

(1)	Underwriting ratios are calculated by dividing the related expense by net premiums earned.

	Three Months Ended June 30, 2014
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$140,422	$5,086	$—	$145,508
Gross premiums ceded	—	—	—	—
Net premiums written	140,422	5,086	—	145,508
Change in net unearned premium reserves	(62,934)	(3,824)	—	(66,758)
Net premiums earned	77,488	1,262	—	78,750
Expenses
Loss and loss adjustment expenses incurred, net	44,409	—	—	44,409
Acquisition costs, net	29,507	76	—	29,583
General and administrative expenses	5,655	678	3,216	9,549
Total expenses	79,571	754	3,216	83,541
Net underwriting loss	(2,083)	n/a	n/a	n/a
Net investment income	6,282	33	34,170	40,485
Other expenses	(1,020)	—	—	(1,020)
Income tax expense	—	—	(2,375)	(2,375)
Segment income including non-controlling interests	3,179	541	28,579	32,299
Segment income attributable to non-controlling interests	—	(338)	(669)	(1,007)
Segment income	$3,179	$203	$27,910	$31,292
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	57.3%
Acquisition cost ratio	38.1%
Composite ratio	95.4%
General and administrative expense ratio	7.3%
Combined ratio	102.7%

	Six Months Ended June 30, 2014
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$222,564	$10,531	$—	$233,095
Gross premiums ceded	—	—	—	—
Net premiums written	222,564	10,531	—	233,095
Change in net unearned premium reserves	(72,775)	(8,308)	—	(81,083)
Net premiums earned	149,789	2,223	—	152,012
Expenses
Loss and loss adjustment expenses incurred, net	90,668	—	—	90,668
Acquisition costs, net	54,906	108	—	55,014
General and administrative expenses	11,464	1,512	6,598	19,574
Total expenses	157,038	1,620	6,598	165,256
Net underwriting loss	(7,249)	n/a	n/a	n/a
Net investment income	13,595	62	76,863	90,520
Other expenses	(1,807)	—	—	(1,807)
Income tax expense	—	—	(2,375)	(2,375)
Segment income including non-controlling interests	4,539	665	67,890	73,094
Segment income attributable to non-controlling interests	—	(529)	(1,494)	(2,023)
Segment income	$4,539	$136	$66,396	$71,071
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	60.5%
Acquisition cost ratio	36.7%
Composite ratio	97.2%
General and administrative expense ratio	7.7%
Combined ratio	104.9%

(1)	Underwriting ratios are calculated by dividing the related expense by net premiums earned.

THIRD POINT REINSURANCE LTD.
RECONCILIATION OF NON-GAAP MEASURES AND KEY PERFORMANCE INDICATORS

	June 30, 2015	December 31, 2014
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Total shareholders’ equity	$1,555,604	$1,552,048
Less: non-controlling interests	(29,600)	(100,135)
Shareholders’ equity attributable to shareholders	1,526,004	1,451,913
Effect of dilutive warrants issued to founders and an advisor	46,512	46,512
Effect of dilutive stock options issued to directors and employees	60,240	61,705
Diluted book value per share numerator	$1,632,756	$1,560,130
Basic and diluted book value per share denominator:
Issued and outstanding shares	104,000,321	103,397,542
Effect of dilutive warrants issued to founders and an advisor	4,651,163	4,651,163
Effect of dilutive stock options issued to directors and employees	6,005,391	6,151,903
Effect of dilutive restricted shares issued to directors and employees	954,829	922,610
Diluted book value per share denominator	115,611,704	115,123,218

Basic book value per share	$14.67	$14.04
Diluted book value per share	$14.12	$13.55

	Three months ended		Six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
	($ in thousands)
Net investment income on float	$9,790	$6,282	$28,365	$13,595
Net investment income on capital	28,640	34,170	74,914	76,863
Net investment income on investments managed by Third Point LLC	38,430	40,452	103,279	90,458
Net investment income on cash collateral held by the Catastrophe Reinsurer	12	28	27	57
Net gain on catastrophe bond held by Catastrophe Reinsurer	—	5	10	5
Net gain on investment in Kiskadee Fund	139	—	183	—
Net gain on reinsurance contract derivatives written by the Catastrophe Reinsurer	30	—	30	—
	$38,611	$40,485	$103,529	$90,520

	Three months ended		Six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
	($ in thousands)
Net income	$15,662	$31,292	$66,132	$71,071
Shareholders’ equity attributable to shareholders - beginning of period	1,506,581	1,433,692	1,451,913	1,391,661
Return on beginning shareholders’ equity	1.0%	2.2%	4.6%	5.1%

Non-GAAP Financial Measures and Key Performance Indicators
Book Value per Share and Diluted Book Value per Share
Book value per share and diluted book value per share are non-GAAP financial measures. Book value per share is calculated by dividing shareholders’ equity attributable to shareholders by the number of issued and outstanding shares at period end. Diluted book value per share is calculated by dividing shareholders’ equity attributable to shareholders, adjusted to include unvested restricted shares and the exercise of all in-the-money options and warrants. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.
Net Investment Income on Float
Net investment income on float is an important aspect of our property and casualty reinsurance operation. In an insurance or reinsurance operation, float arises because premiums from reinsurance contracts and proceeds from deposit accounted contracts are collected before losses are paid. In some instances, the interval between receipts and payments can extend over many years. During this time interval, insurance and reinsurance companies invest the premiums received and generate investment returns. Float is not a concept defined by U.S. GAAP and therefore, there are no comparable U.S. GAAP measures and as a result, is considered to be a non-GAAP measure. We believe that net investment income generated on float is an important consideration in evaluating the overall contribution of our property and casualty reinsurance operation to our consolidated results. It is also explicitly considered as part of the evaluation of management’s performance for purposes of incentive compensation.
Net Investment Return on Investments Managed by Third Point LLC
Net investment return represents the return on our investments managed by Third Point LLC, net of fees. The net investment return on investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our investment assets managed by Third Point LLC, net of non-controlling interest. The stated return is net of withholding taxes, which are presented as a component of income tax expense in our condensed consolidated statements of income. Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.
Return on Beginning Shareholders’ Equity
Return on beginning shareholders’ equity as presented is a non-GAAP financial measure. Return on beginning shareholders’ equity is calculated by dividing net income by the beginning of year shareholders’ equity attributable to shareholders. We believe this metric is used by investors to supplement measures of our profitability.